SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549

                               FORM 8-K

                            CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                             May 5, 2015
                            Date of Report
                 (Date of Earliest Event Reported)

                    USA CAPITAL MANAGEMENT, INC.
            (Exact Name of Registrant as Specified in its Charter)


                   OAK VALLEY ACQUISITION CORPORATION
             (Former Name of Registrant as Specified in its Charter)

Delaware                       000-553069                    47-2128828
(State or other                                             (IRS Employer
jurisdiction              (Commission File Number)      Identification No.)
of incorporation)

                     USA Capital Management, Inc.
                      404 Ave Constitucion #2403
                     San Juan, Puerto Rico 00901-2251
                (Address of Principal Executive Offices)

                          215 Apolena Avenue
                   Newport Beach, California 92662
             (Former Address of Principal Executive Offices)

                          (786) 506-3820
                  (Registrant's Telephone Number)

ITEM 3.02 Unregistered Sales of Equity Securities

     On May 6, 2015, USA Capital Management, Inc. (formerly Oak Valley Acquisition Corporation) (the "Registrant" or the "Company") issued 3,000,000 shares of its common stock pursuant to Section 4(2) of the Securities Act of 1933 at par representing 100% of the total outstanding 3,000,000 shares of common stock as follows:

              Richard Meruelo          3,000,000

    With the issuance of the shares and the redemption and cancellation of 20,000,000 shares of stock (discussed below), the Company effected a change in its control and the shareholder(s) elected new management of the Company. The Company may develop its business plan by future acquisitions or mergers but no agreements have been reached regarding any acquisition or other business combination. The Company changed its name as part of the change in control.
If the Company makes any acquisitions, mergers or other business combination, the Company will file a Form 8-K but until such time the Company remains a shell company.

ITEM 5.01     Changes in Control of Registrant

    On May 5, 2015, the following events occurred which resulted in a change of control of the Registrant:

    1. The Registrant redeemed and cancelled an aggregate of 20,000,000 of the then 20,000,000 shares of outstanding stock at a redemption price of $.0001 per share and cancelled such shares. The then current officers and directors resigned.

    2.   New officer(s) and director(s) were appointed and elected.

    The disclosure required by Item 5.01(a)(8) of Form 8-K was previously filed with the Securities and Exchange Commission on Form 10-12G filed on November 3, 2014 as amended and supplemented by the information contained in this report.

    The Registrant anticipates that it will develop as a company that provides services that qualifies for tax benefits provided by Act 20 in Puerto Rico which allows a reduced 4% income tax rate and 60% municipal license tax exemption for a 20 year period together with the total income tax exemption on dividends. Advisory services on matters relating to any trade or business; investment banking and other financial services; advertising and public relations; economic, environmental, technological scientific, management, marketing, human resources, information and audit consulting, professional services; development of computer programs and research are among the services that qualify for Act 20 tax benefits.

ITEM 5.02     Departure of Directors or Principal Officers;
              Election of Directors

    On May 5, 2015, the following events occurred:

    James M. Cassidy resigned as the Registrant's President, Secretary and Director.

    James McKillop resigned as the Registrant's Vice President and Director.

    Richard Meruelo was named President, Secretary and Chief Financial Officer of the Registrant.

    Richard Meruelo was named director of the Registrant.

    Richard Meruelo serves as the Chief Executive Officer, Secretary, Chief Financial Officer and Director of the Company. From 2011 to the present, Mr. Meruelo has served as the manager of Rebuild Miami, LLC. From 2000 to 2011, Mr. Meruelo was chairman and CEO of Meruelo Maddux Properties, Inc. Mr. Meruelo received his Bachelor of Arts Degree from the University of Southern California in 1986.

ITEM 8.01     Other Events

    The Company will be converting from a Delaware to a Puerto Rico corporation and moving its principal place of business to San Juan, Puerto Rico. The Company intends to apply for the benefits of Puerto Rico Act 20 which provides tax incentives to local companies exporting services from Puerto Rico to other jurisdictions in and outside the United States.
There is no guarantee the Company will be successful in obtaining the benefits under Act 20.

    On May 6, 2015 the Company ratified the acquisition of a real estate property located in San Juan, Puerto Rico in the name of Oak Valley Acquisition Corporation for an aggregate purchase price of $289,000.

                    SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.


                                   USA CAPITAL MANAGEMENT, INC.



Date: May 6, 2015                 /s/ Richard Meruelo
                                   President